UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-211222

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-206123

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-201997

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-184202

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-148502

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-128364

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-128363

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-102363

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-82194

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-82192

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-69042

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-64498

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-84445

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-60665

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-8

REGISTRATION STATEMENT NO. 033-36981

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 033-91196

UNDER
THE SECURITIES ACT OF 1933

NORTHROP GRUMMAN INNOVATION SYSTEMS, INC.

(Exact name of registrant as specified in charter)

Delaware	41-1672694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2980 Fairview Park Drive Falls Church, Virginia	22042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (703) 280-2900

Orbital ATK, Inc. 2016 Employee Stock Purchase Plan

Orbital ATK, Inc. 2015 Stock Incentive Plan

Orbital Sciences Corporation 1997 Stock Option and Incentive Plan

Orbital Sciences Corporation Amended and Restated 2005 Stock Incentive Plan

Alliant Techsystems Inc. 2005 Stock Incentive Plan (As Amended and Restated Effective August 7, 2012)

Alliant Techsystems Inc. 401(k) Plan

Alliant Techsystems Inc. Nonqualified Deferred Compensation Plan, as Amended and Restated Effective January 1, 2005

Alliant Techsystems Inc. 2005 Stock Incentive Plan

Alliant Techsystems Inc. Nonqualified Deferred Compensation Plan

Alliant Techsystems Inc. 2000 Stock Incentive Plan, as amended

Alliant Techsystems Inc. Amended and Restated 1990 Equity Incentive Plan, as amended

Alliant Techsystems Inc. Non-Employee Director Restricted Stock Plan, as amended

First Amendment and Restatement of Alliant Techsystems Inc. 2000 Stock Incentive Plan

Alliant Techsystems Inc. Management Deferred Compensation Plan

Amended and Restated Alliant Techsystems Inc. 1990 Equity Incentive Plan (Amendment and Restatement as of January 26, 1999)

(Full Titles of the Plans)

James S. Black, II

Secretary

Northrop Grumman Innovation Systems, Inc.

2980 Fairview Park, Drive,

Falls Church, Virginia

(703) 280-2900

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copies to:

Faiza J. Saeed, Esq.

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Tel: (212) 474-1000

Fax: (212) 474-3700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒ Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐	(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY STATEMENT — DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the following Registration Statements of Northrop Grumman Innovation Systems, Inc. (formerly known as Orbital ATK, Inc.) (the “Company”) on Form S-8 (collectively, the “Registration Statements”):

•                  Registration Statement No. 333-211222, registering 2,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), of the Company under the Orbital ATK, Inc. 2016 Employee Stock Purchase Plan.

•                  Registration Statement No. 333-206123, registering 3,750,000 shares of Common Stock of the Company under the Orbital ATK, Inc. 2015 Stock Incentive Plan.

•                  Registration Statement No. 333-201997, registering 500,000 shares of Common Stock of the Company under the Orbital Sciences Corporation 1997 Stock Option and Incentive Plan and the Orbital Sciences Corporation Amended and Restated 2005 Stock Incentive Plan.

•                  Registration Statement No. 333-184202, registering 982,360 shares of Common Stock of the Company under the Alliant Techsystems Inc. 2005 Stock Incentive Plan (As Amended and Restated Effective August 7, 2012).

•                  Registration Statement No. 333-148502, registering 3,000,000 shares of Common Stock of the Company under the Alliant Techsystems Inc. 401(k) Plan.

•                  Registration Statement No. 333-128364, registering $50,000,000 in deferred compensation obligations of the Company under the Alliant Techsystems Inc. Nonqualified Deferred Compensation Plan, as Amended and Restated Effective January 1, 2005.

•                  Registration Statement No. 333-128363, registering 3,000,000 shares of Common Stock of the Company under the Alliant Techsystems Inc. 2005 Stock Incentive Plan.

•                  Registration Statement No. 333-102363, as amended by Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2 thereto, registering $5,000,000 in deferred compensation obligations of the Company under the Alliant Techsystems Inc. Nonqualified Deferred Compensation Plan.

•                  Registration Statement No. 333-82194, registering 135,000 shares of Common Stock of the Company under the Alliant Techsystems Inc. 2000 Stock Incentive Plan, as amended.

•                  Registration Statement No. 333-82192, registering 2,500,000 shares of Common Stock of the Company under the Alliant Techsystems 401(k) Plan Subject to Collective Bargaining and the Alliant Techsystems Inc. 401(k) Plan, which Registration Statement was amended by Post-Effective Amendment No. 1 thereto, pursuant to which the Alliant Techsystems 401(k) Plan Subject to Collective Bargaining was merged into the Alliant Techsystems Inc. 401(k) Plan.

•                  Registration Statement No. 333-69042, registering 650,000 shares of Common Stock of the Company under the Alliant Techsystems Inc. Amended and Restated 1990 Equity Incentive Plan, as amended, and 30,000 shares of Common Stock of the Company under the Alliant Techsystems Inc. Non-Employee Director Restricted Stock Plan, as amended.

•                  Registration Statement No. 333-64498, registering 440,000 shares of Common Stock of the Company under the First Amendment and Restatement of Alliant Techsystems Inc. 2000 Stock Incentive Plan.

•                  Registration Statement No. 333-84445, registering $10,000,000 in deferred compensation obligations of the Company under the Alliant Techsystems Inc. Management Deferred Compensation Plan.

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•                  Registration Statement No. 333-60665, as amended by Post-Effective Amendment No. 1 thereto, registering 1,050,000 shares of Common Stock of the Company under the Amended and Restated Alliant Techsystems Inc. 1990 Equity Incentive Plan.

•                  Registration Statement No. 033-36981, as amended by Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2 thereto, registering 2,431,019 shares of Common Stock of the Company under the Amended and Restated Alliant Techsystems Inc. 1990 Equity Incentive Plan (Amendment and Restatement as of January 26, 1999).

•                  Registration Statement No. 033-91196, as amended by Post-Effective Amendment No. 1 thereto, registering 1,500,000 shares of Common Stock of the Company under the Amended and Restated Alliant Techsystems Inc. 1990 Equity Incentive Plan (Amendment and Restatement as of January 26, 1999).

On June 6, 2018, the Company completed the merger contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 17, 2017, among the Company, Northrop Grumman Corporation (“Parent”) and Neptune Merger, Inc., a wholly owned subsidiary of Parent (“Sub”). Pursuant to the Merger Agreement, Sub was merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. At the effective time of the Merger, each outstanding share of the Company’s Common Stock (other than shares owned as treasury stock by the Company or owned by Parent or Sub, which were canceled) was converted into the right to receive $134.50 in cash, without interest.

As a result of the Merger, the Company has terminated any and all offerings of its securities pursuant to the Registration Statements. Accordingly, the Company hereby terminates the effectiveness of the Registration Statements and, in accordance with an undertaking made by the Company in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities of the Company registered but unsold under the Registration Statements as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dulles, Commonwealth of Virginia, on this 6th day of June, 2018.

NORTHROP GRUMMAN INNOVATION SYSTEMS, INC.

By:	/s/ James S. Black, II
Name:	James S. Black, II
Title:	Secretary

Note:  No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance on Rule 478 under the Securities Act of 1933, as amended.

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